Exhibit 10.8

March 20, 2000

Mesfin Demise

460 Herndon Parkway

Suite 150

Herndon, VA 20170

Dear Mesfin:

Primus Telecommunications, Inc., (“Primus”) is pleased to offer you full-time employment for the position of Senior Accountant reporting to Andrew Dolan, Manager, Financial Reporting. Your start date will be Friday, April 7, 2000. Your employment with Primus is “at will” meaning that either you or Primus may terminate the employment relationship at anytime for any reason or no reason at all. Your first 90 days of employment is considered your probationary period.

Your semi-monthly salary will be $1,562.50, which is $37,500.00 annualized. Eligibility for the Company’s employee benefit plans for health, dental, vision, life insurance, AD&D, and disability is May 1st. You will be eligible for the 401 (k) Plan and the Employee Stock Purchase Plan after a standard waiting period, October 1, 2000 and October 7, 2000 respectively.

If this offer is acceptable, please sign in the space below and return this letter to me within seven days.

Sincerely,

/s/ Lori D. Kilfeather
Lori D. Kilfeather
Director, Human Resources

Cc:	Andrew Dolan

/s/ Mesfin Demise		03/26/00
Accepted by:	Mesfin Demise	Date